Calculation of Filing Fee Tables
S-8
UTime Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, $0.50 par value per share, reserved for issuance pursuant to the Registrant's 2026 Equity Incentive Plan	Other	5,000,000	$ 2.305	$ 11,525,000.00	0.0001381	$ 1,591.60
Total Offering Amounts:						$ 11,525,000.00		$ 1,591.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,591.60
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional class A ordinary shares ("Class A Ordinary Shares") of Utime Limited (the "Registrant") that become issuable under the Registrant's 2026 Equity Incentive Plan (the "2026 Plan") by reason of any share dividend, share split, recapitalizations, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of the Registrant's Class A Ordinary Shares, as applicable. Represents the 5,000,000 Class A Ordinary Shares that were reserved for future issuance under the 2026 Plan, which was approved by the Registrant's board of directors (the "Board") on April 24, 2026. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $2.305, which is the average of the high and low selling prices per share of the Registrant's Class A Ordinary Shares on April 22, 2026 as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources